UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 22, 2008 (October 20, 2008)
Date of Report (Date of earliest event reported)

CARE INVESTMENT TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland	001-33549	38-3754322
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York	10017
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On October 20, 2008, the Board of Directors of Care Investment Trust Inc. (the “Corporation”) appointed Steven N. Warden, the President and Co-Head of CIT Healthcare LLC, to the Board of Directors of the Corporation. CIT Healthcare LLC provides external management services to the Corporation pursuant to a Management Agreement dated as of June 27, 2007, as amended on September 30, 2008. The press release announcing the appointment of Mr. Warden, which is attached hereto as Exhibit 99.1, is incorporated herein by reference.
Item 8.01 Other Events
On October 22, 2008, the Corporation issued a press release announcing that the Board of Directors of the Corporation had approved a share repurchase program authorizing the purchase, from time to time, of up to 2 million shares of the Corporation’s common stock. The press release, which is attached as Exhibit 99.2, is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

99.1	Press Release of Care Investment Trust Inc., dated October 22, 2008.

99.2	Press Release of Care Investment Trust Inc., dated October 22, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2008	CARE INVESTMENT TRUST INC.
	By:	/s/ Frank E. Plenskofski
		Name:	Frank E. Plenskofski
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Care Investment Trust Inc., dated October 22, 2008.

99.2	Press Release of Care Investment Trust Inc., dated October 22, 2008.